EXHIBIT 15.1
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         [Letterhead of Staley Okada & Partners, Chartered Accountants]


                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the incorporation by reference into the Registration Statement dated April 22, 2005, of TLC Ventures Corp. (the "Company"), of our report dated January 14, 2005, relating to the financial statements of the Company which appear in the Form 20-F filed for the fiscal years ended December 31, 2004, 2003 and 2002.


Vancouver, British Columbia, Canada
April 22, 2005

                                               /s/ "STALEY, OKADA & PARTNERS"
                                               --------------------------------
                                               STALEY, OKADA & PARTNERS
                                               CHARTERED ACCOUNTANTS